Exhibit 99.1
Investor Relations Contact:
Raphael Gross/Don Duffy
203.682.8200
Kona Grill Reports Third Quarter Results
SCOTTSDALE—(BUSINESS WIRE)—October 29, 2008—Kona Grill, Inc. (Nasdaq: KONA), an American grill and sushi bar, today reported results for its third quarter ended September 30, 2008.
Highlights for the third quarter of 2008 include:
•	Restaurant sales increased 4.3% to $19.5 million
•	Restaurant operating profit margin of 17.8%
•	Loss from continuing operations of ($0.7) million, or ($0.11) per diluted share
•	Closed underperforming restaurant in Naples, FL
“Our performance during the quarter underscores today’s challenging consumer environment, along with our efforts to manage operations against a backdrop of rising costs. In addition, we are confident in our decision to close the Naples location, as it enabled us to redirect attention and resources to those restaurants that are best able to move our Company forward. The importance of offering our guests compelling value has never been more important and we are executing in our restaurants accordingly. We remain cautious with regards to the near-term outlook, and will therefore remain disciplined in our allocation of capital to ensure the highest long-term returns for our shareholders,” said Marcus E. Jundt, Chief Executive Officer of Kona Grill.
Third Quarter Financial Results
Restaurant sales from continuing operations increased 4.3% to $19.5 million from $18.7 million during the same quarter last year. The increase in restaurant sales during the third quarter reflects additional revenue from three stores opened since November 2007, partially offset by an overall reduction in guest traffic. Restaurant sales reflect a 10.3% decrease in same-store sales versus a same-store sales increase of 4.9% in the 2007 period.
As previously announced, the Company lost 14 operating days due to hurricanes Gustav and Ike. The hurricanes required the closure of restaurants in Baton Rouge, LA and Sugar Land and Houston, TX; which is estimated to have a 0.4% negative impact on same-store sales.
Average weekly sales for the 13 restaurants in the comparable base were $84,888 during the third quarter of 2008, compared to $94,659 in the prior year period. Average weekly sales for restaurants not in the comparable base that were open for the entire third quarter of 2008 were $78,933 versus $90,739 last year.

Loss from continuing operations for the third quarter of 2008 was ($0.7) million, or ($0.11) per diluted share compared to income from continuing operations of $0.6 million or $0.10 per diluted share last year.
Net loss for the third quarter of 2008 was ($3.9) million, or ($0.60) per diluted share, based upon 6.5 million diluted shares, including a ($3.2) million, or ($0.49) per diluted share charge for asset impairment, exit costs, and operating losses associated with the Company’s restaurant in Naples, FL. This compares to net income of $0.4 million, or $0.07 per diluted share, for the same period last year, based upon 6.2 million diluted shares.
Financial Guidance
For the fourth quarter of 2008, the Company forecasts sales of $19.3 million to $19.8 million and a net loss from continuing operations of ($1.2) million to ($1.5) million, or ($0.18) to ($0.23) per diluted share.
For fiscal year 2008, the Company is revising its guidance to reflect the closure of the Naples, FL restaurant. The Company is now forecasting sales of $76.5 million to $77.0 million and a loss from continuing operations of ($2.8) million to ($3.1) million, or ($0.43) to ($0.48) per diluted share. The Company anticipates opening three new restaurants during the fourth quarter of 2008 in West Palm Beach, FL; Phoenix, AZ; and Richmond, VA.
The Company anticipates opening four new restaurants in 2009, with one in each quarter. The 2009 development schedule currently includes Woodbridge, NJ; Eden Prairie, MN; Baltimore, MD; and Tampa, FL.
Conference Call
The Company will host a conference call to discuss third quarter 2008 financial results today at 5:00 PM ET. The call will be webcast live from the Company’s website at www.konagrill.com under the investor relations section. Listeners may also access the call by dialing 1-800-762-8779 or 1-480-629-9031 for international callers. A replay of the call will be available until Wednesday, November 5, 2008, by dialing 1-800-406-7325 or 1-303-590-3030 for international callers; the password is 3936376.
About Kona Grill
Kona Grill owns and operates restaurants in Chandler, Gilbert, and Scottsdale, AZ; Denver, CO; Stamford, CT; Lincolnshire and Oak Brook, IL; Carmel, IN; Baton Rouge, LA; Troy, MI; Kansas City, MO; Omaha, NE; Las Vegas, NV; Austin, Dallas, Houston, San Antonio, and Sugar Land (Houston), TX. Kona Grill restaurants offer freshly prepared food, personalized service, and a warm, contemporary ambiance that creates an exceptional, yet affordable, dining experience. Kona Grill restaurants serve a diverse selection of mainstream American dishes as well as a variety of appetizers and entrees with an international influence. Each restaurant also features an extensive sushi menu and sushi bar.

Forward-Looking Statements
The financial guidance we provide for our fourth quarter and fiscal year 2008 results, statements about our beliefs regarding profits and stockholder value, and certain other statements contained in this press release are forward-looking. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should,” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include various risk factors set forth in our 2007 Annual Report on Form 10-K as filed with the Securities and Exchange Commission, as well as various risk factors set forth from time to time in our reports filed with the Securities and Exchange Commission.

KONA GRILL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2008	2007
	(Unaudited)

ASSETS
Current assets	$7,512	$21,668
Long-term investments	5,971	—
Other assets	573	495
Property and equipment, net	53,665	47,311

Total assets	$67,721	$69,474

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$10,042	$8,012
Long-term obligations	17,510	15,031
Stockholders’ equity	40,169	46,431

Total liabilities and stockholders’ equity	$67,721	$69,474

KONA GRILL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Restaurant sales	$19,454	$18,652	$57,242	$52,064
Costs and expenses:
Cost of sales	5,254	5,166	15,816	14,700
Labor	6,496	5,581	19,003	15,942
Occupancy	1,260	1,153	3,760	3,313
Restaurant operating expenses	2,978	2,514	8,468	7,084
General and administrative	2,079	1,885	5,957	5,486
Preopening expense	471	367	1,190	1,205
Depreciation and amortization	1,656	1,394	4,806	3,980

Total costs and expenses	20,194	18,060	59,000	51,710

(Loss) income from operations	(740)	592	(1,758)	354
Nonoperating income (expense):
Interest income	62	140	371	431
Interest expense	—	(37)	(51)	(79)

(Loss) income from continuing operations before provision for income taxes	(678)	695	(1,438)	706
Provision for income taxes	55	74	205	147

(Loss) income from continuing operations	(733)	621	(1,643)	559
Loss from discontinued operations, net of tax	(3,161)	(177)	(3,459)	(345)

Net (loss) income	$(3,894)	$444	$(5,102)	$214

Net (loss) income per share — Basic:
Continuing operations	$(0.11)	$0.11	$(0.25)	$0.10
Loss from discontinued operations, net of tax	(0.49)	(0.03)	(0.53)	(0.06)

Net (loss) income	$(0.60)	$0.08	$(0.78)	$0.04

Net (loss) income per share — Diluted:
Continuing operations	$(0.11)	$0.10	$(0.25)	$0.09
Loss from discontinued operations, net of tax	(0.49)	(0.03)	(0.53)	(0.06)

Net (loss) income	$(0.60)	$0.07	$(0.78)	$0.03

Weighted average shares used in computation:
Basic	6,498	5,891	6,557	5,870

Diluted	6,498	6,238	6,557	6,231

Reconciliation of Restaurant Operating Profit to Income (Loss) from Operations
The Company defines restaurant operating profit to be restaurant sales minus cost of sales, labor, occupancy, and restaurant operating expenses. Restaurant operating profit does not include general and administrative expenses, depreciation and amortization, and preopening expenses. The Company believes restaurant operating profit is an important component of financial results because it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance. The Company uses restaurant operating profit as a key metric to evaluate its restaurants’ financial performance compared with its competitors. Restaurant operating profit is not a financial measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to income (loss) from operations. Restaurant operating profit may not be comparable to the same or similarly titled measures computed by other companies. The table below sets forth the Company’s calculation of restaurant operating profit and a reconciliation to income (loss) from operations, the most comparable GAAP measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Restaurant sales	$19,454	$18,652	$57,242	$52,064
Costs and expenses:
Cost of sales	5,254	5,166	15,816	14,700
Labor	6,496	5,581	19,003	15,942
Occupancy	1,260	1,153	3,760	3,313
Restaurant operating expenses	2,978	2,514	8,468	7,084

Restaurant operating profit	3,466	4,238	10,195	11,025

Deduct — other costs and expenses:
General and administrative	2,079	1,885	5,957	5,486
Preopening expense	471	367	1,190	1,205
Depreciation and amortization	1,656	1,394	4,806	3,980

(Loss) income from operations	$(740)	$592	$(1,758)	$354

	Percentage of Restaurant Sales		Percentage of Restaurant Sales
	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Restaurant sales	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of sales	27.0	27.7	27.6	28.2
Labor	33.4	29.9	33.2	30.6
Occupancy	6.5	6.2	6.6	6.4
Restaurant operating expenses	15.3	13.5	14.8	13.6

Restaurant operating profit	17.8	22.7	17.8	21.2

Deduct — other costs and expenses:
General and administrative	10.7	10.1	10.4	10.5
Preopening expense	2.4	2.0	2.1	2.3
Depreciation and amortization	8.5	7.5	8.4	7.6

(Loss) income from operations	(3.8)%	3.2%	(3.1)%	0.7%

Certain percentage amounts may not sum to total due to rounding